Exhibit 1.1
HANSON PLC
$•,000,000
•% Notes due 20•
UNDERWRITING AGREEMENT
August •, 2006
Banc of America Securities LLC
J.P. Morgan Securities Inc.
   As Representatives of the
   several Underwriters listed
   in Schedule 1 hereto
c/o Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
          Hanson PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), proposes to issue and sell $•,000,000 aggregate principal amount of its •% Notes due 2016 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of August •, 2006 (the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”), the form of which has been filed as an exhibit to the Registration Statement (as defined below). The Company hereby confirms its agreement with the Underwriters named in Schedule I hereto (collectively, the “Underwriters”) for whom you are acting as representatives (the “Representatives”) concerning the purchase of the Securities from the Company by the several Underwriters.
          1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:
     (a) The Company meets the requirements for the use of Form F-3 under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”). The Company has prepared and filed with the Commission under the Securities Act, a registration statement on Form F-3 (Registration No. •), relating to, among other things, certain debt securities to be issued from time to time by the Company. The Company has also filed with, or proposes to file with, the Commission pursuant to Rule 424 under the

Securities Act, one or more prospectus supplements specifically relating to the Securities (each a “Prospectus Supplement”). The registration statement, as amended to the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act to be part of and included in the registration statement, is hereinafter referred to as the “Registration Statement”; and the related prospectus included in the Registration Statement at the time of its effectiveness is hereinafter referred to as the “Base Prospectus”. Any information included in a Prospectus Supplement that was omitted from the registration statement at the time it became effective but that is deemed to be a part of and included in such registration statement pursuant to Rule 430B of the Securities Act is referred to as “Rule 430B Information”. Each Prospectus Supplement that omits Rule 430B Information is herein referred to as a “Preliminary Prospectus Supplement”. The Prospectus Supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) to confirm sales of the Securities is hereinafter referred to as the “Final Prospectus Supplement”. The Base Prospectus as supplemented by the Final Prospectus Supplement is hereinafter referred to as the “Prospectus”. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Prospectus Supplement previously filed with the Commission pursuant to Rule 424 under the Securities Act or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Prospectus Supplement or the Prospectus, as the case may be, which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein.
     (b) At or prior to the time when sales or contracts for sales of the Securities will have been first made (the “Time of Sale”), the Company will have prepared the following information (collectively, the “Time of Sale Information”): the Base Prospectus, a Preliminary Prospectus Supplement dated August •, 2006, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex I hereto, including a final pricing term sheet substantially in the form of Annex II hereto.
     (c) No order preventing or suspending the use of any Prospectus Supplement or the Prospectus has been issued by the Commission, and each of the Prospectus and any Prospectus Supplement, at the time of filing thereof, complied in all material respects with the Securities Act and, as at the time of filing thereof, as of their respective dates and as of the Closing Date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) under the Securities Act and on the Closing Date, the Prospectus (together with any Prospectus Supplement) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (d) The Time of Sale Information and each Issuer Free Writing Prospectus (as defined below), as of the Time of Sale, did not, and at the Closing Date, will not, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply with respect to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company through, by or on behalf of any Underwriter specifically for inclusion therein.
     (e) Other than the Base Prospectus, any Preliminary Prospectus Supplement and the Prospectus, the Company (including its respective agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to nor shall the Company prepare, make, use, authorize, approve or refer to any “written communication” (as defined herein) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication (other than communications referred to in clause (1) below) by the Company or its respective agents and representatives, other than the Underwriters in their capacity as such, an “Issuer Free Writing Prospectus”) other than (1) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (2) the documents listed on Annex I hereto and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus permitted hereunder complied in all material respects with the Securities Act, has been or will be filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company through, by or on behalf of any Underwriter specifically for inclusion therein.
     (f) The Registration Statement is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission;

as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply with respect to (1) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (2) any statements or omissions made in reliance upon and in conformity with written information furnished to the Company through, by or on behalf of any Underwriter specifically for inclusion therein.
     (g) The documents incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (h) The Company and each of its subsidiaries (as defined in Section 15) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where (i) the failure of the any of the subsidiaries of the Company to be duly incorporated or to be validly existing as a corporation in good standing or (ii) the failure of the Company or any of its subsidiaries to so qualify or have such power and authority would not have a material adverse effect on the consolidated financial position, results of operations, or business of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”);
     (i) The statements in the Registration Statement, the Time of Sale Information and the Prospectus under the headings “Description of Notes” and “Description of Debt Securities”, insofar as such statements constitute a summary of certain provisions of the Indenture and the Securities, are accurate in all material respects. The Securities have been duly and validly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).
     (j) The Indenture has been duly qualified under the Trust Indenture Act; further, the Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
     (k) This Agreement has been duly authorized, executed and delivered by the Company.
     (l) The execution, delivery and performance of this Agreement and the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby and the execution, authentication, issuance and delivery of the Securities will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, violations and defaults that would not result in a Material Adverse Effect), nor will such actions result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries (except for a violation of the provisions of the charter or by-laws or similar organizational documents of a subsidiary of the Company that would not result in a Material Adverse Effect) or, to the best of the Company’s knowledge, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (except for such statute, order, rule or regulation the violation of which would not result in a Material Adverse Effect); and except for (i) the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters and (ii) such action as may be required to list the Securities on the New York Stock Exchange, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby and the issuance, authentication, sale and delivery of the Securities or for the Company to effect interest payments on any Securities.
     (m) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest interim financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (except for such losses, interference, disputes, actions, orders or decrees that would not result in a Material Adverse Effect) and, since such date, there has not been any change in the capital stock (other than the issuance of shares of capital stock upon the exercise of share options pursuant to share option plans disclosed in documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus) or consolidated long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, financial position or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information, and the Prospectus.
     (n) The financial statements (including the related notes and supporting schedules) of the Company filed as part of the Registration Statement or included or incorporated by reference in the Time of Sale Information and the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, subject to, in the case of financial statements for interim periods, normal year-end adjustments, and have been prepared in conformity with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved except as stated therein. The notes to the aforementioned financial statements (except in the case of interim financial statements) contain a reconciliation of net income, shareholders’ equity and cash flows presented under IFRS to the same information as would be presented under U.S. generally accepted accounting principles. The selected audited consolidated financial data, if any, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been accurately extracted from the annual audited consolidated financial statements included therein or from the Company’s audited consolidated accounts, as appropriate.
     (o) Ernst & Young, who have certified certain financial statements of the Company, whose report appears in the Registration Statement, the Time of Sale Information or the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 7(e) hereof, are an independent registered public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.
     (p) The Company and its subsidiaries, taken as a whole, carry, or are covered by, insurance in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and in light of the value of their respective properties.
     (q) Other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject which are reasonably likely to have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (r) There are no contracts or other documents which are required to be described in the Registration Statement, the Preliminary Prospectus Supplement or the Prospectus or filed as exhibits to the Registration Statement by the Securities Act which have not been described in the Registration Statement, the Time of Sale Information and the Prospectus or filed as exhibits to the Registration Statement.
     (s) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which would have a Material Adverse Effect.
     (t) Other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries are in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), except where such noncompliance with Environmental Laws would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (1) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (2) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (3) any petroleum or petroleum product, (4) any polychlorinated biphenyl and (5) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
     (u) The Company and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders (collectively, the “Authorizations”) of and from all governmental and regulatory officials and bodies that are necessary to own or lease and operate their properties and conduct their businesses in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, except to the extent that the failure to have such Authorizations would not have a Material Adverse Effect.
     (v) No stamp or other issuance taxes or duties are payable by or on behalf of the Underwriters in England in connection with the issue of the Securities, the sale of the Securities to the Underwriters or the consummation of the other transactions contemplated hereunder.

     (w) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, under current laws and regulations (and interpretations thereof) of the United Kingdom and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Securities may be paid by the Company to the holders thereof in United States dollars and all such payments made to holders thereof who are (i) not resident in the United Kingdom for tax purposes, (ii) are not carrying on business in the United Kingdom through a branch or agency and (iii) have no connection with the United Kingdom other than the ownership of the Securities and the enforcement of their entitlements under the Securities, will not be subject to income or withholding taxes under laws and regulations of the United Kingdom or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other withholding or deduction in the United Kingdom or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the United Kingdom or any political subdivision or taxing authority thereof or therein.
     (x) The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus, the Company shall not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).
     (y) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently known to the Company to be subject to any U.S. sanctions administered by OFAC.
     (z) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (aa) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

          2. Purchase of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the principal amount of Securities set forth opposite the name of such Underwriter on Schedule I hereto at a purchase price equal to •% of the principal amount thereof plus accrued and unpaid interest, if any, from the date of issuance.
          The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein. The Company acknowledges and agrees that the Underwriters may sell Securities to any affiliate of an Underwriter and that any such affiliate may sell Securities purchased by it to an Underwriter.
          The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
          3. Delivery of and Payment for the Securities. (a) Delivery by the Company of the Securities to the Representatives for the respective accounts of the several Underwriters and payment by the Underwriters therefor to an account specified at least two business days in advance by the Company shall be made at the office of Simpson Thacher & Bartlett LLP at CityPoint, One Ropemaker Street, London EC2Y 9HU, at 10:00 a.m., London time, on the fifth full New York business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Closing Date.”
     (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by or on behalf of the Underwriters by wire transfer of same-day funds, or by such other means as the parties hereto shall agree prior to the Closing Date, against delivery of the Securities in the form of one or more permanent global securities in registered form (the “Global Security”) to the Trustee as custodian for The Depository Trust Company (“DTC”). Beneficial interests in the Securities will be shown on, and transfer thereof will be effected only through, records maintained in book-entry form by DTC and its participants, including, as applicable, Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by the Representatives on behalf of the Underwriters at such place as is designated by the Representatives at least 24 hours prior to the Closing Date.

          4. Offering by Underwriters
     (a) It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Registration Statement, the Time of Sale Information and the Prospectus.
     (b) Each Underwriter represents and agrees that:
     (i) it is a qualified investor (within the meaning of Section 86(7) of the U.K. Financial Services and Markets Act 2000) (the “FSMA”);
     (ii) it has not offered or sold and, will not offer or sell any Securities to persons in the United Kingdom except to persons who are qualified investors or otherwise in circumstances which do not require a prospectus to be made available to the public in the United Kingdom within the meaning of section 85(1) of the FSMA;
     (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company;
     (iv) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;
     (v) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State (provided that the notes have not been and will not be offered, sold or delivered in Italy or to investors resident in Italy) at any time:
     (A) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;
     (B) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (C) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more the €50,000,000 as shown in its last annual or consolidated accounts; or
     (D) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of the foregoing, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     (vi) it has not and will not use, authorize use of, refer to, create, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company); provided, however, that it may create, use, authorize use of, refer to, or participate in the planning for use of (1) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Base Prospectus, a Preliminary Prospectus Supplement or a previously filed Issuer Free Writing Prospectus, (2) any Issuer Free Writing Prospectus listed in Annex I or prepared pursuant to Section 1(e) and 5(c) hereof, (3) any free writing prospectus distributed to potential investors via Bloomberg summarizing the terms of the Securities and the offering contemplated hereby (provided that no such free writing prospectus shall conflict with any Time of Sale Information that has not be superseded or modified), or (4) any free writing prospectus prepared by the Underwriters and approved by the Company in advance in writing

(each such free writing prospectus referred to in clauses (vi)(1), (3) or (4), an “Underwriter Free Writing Prospectus”);
     (vii) it has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (vi)(1) in a manner reasonably designed to lead to its broad unrestricted dissemination;
     (viii) it has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been or will be included in a free writing prospectus filed with the Commission; provided, however, that the Underwriters may use a term sheet substantially in the form of Annex II hereto without the consent of the Company; provided further, that the Underwriters using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to the first use of such term sheet;
     (ix) it will, pursuant to reasonable procedures developed in good faith, retain, as and to the extent required under Rule 433 under the Securities Act, copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act; and
     (x) it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
          5. Further Agreements of the Company. The Company agrees:
     (a) To file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A or 430B under the Securities Act, to file any Issuer Free Writing Prospectus to the extent required under the Securities Act, and to file, within the time periods required under the Exchange Act, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and to furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the third business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request; to pay the registration fees for this offering within the time period required by Rule 456(b)(i) under the Securities Act prior to the Closing Date; to make no further amendment, nor to produce any supplement to the Registration Statement or to the Prospectus prior to the Closing Date which has not been approved by the Representatives after reasonable notice thereof, such approval not to be unreasonably withheld or delayed; not to prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus not approved by the Representatives after reasonable notice thereof, such approval not to be unreasonably withheld or delayed; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish the Representatives with copies thereof; to file timely all documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Representatives of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any Prospectus Supplement or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any Prospectus Supplement or the Prospectus or suspending any such qualification, to use commercially reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible its withdrawal, if issued.
     (b) To deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: during the Prospectus Delivery Period (as defined below), copies of the Prospectus (including all amendments and supplements thereto, but excluding documents incorporated by reference therein to the extent such documents are publicly available electronically) and each Issuer Free Writing Prospectus in such quantities as the Representatives may reasonably request on behalf of the Underwriters. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as, in the opinion of counsel for the Underwriters, a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
     (c) (i) If at any time during the Prospectus Delivery Period, any event shall have occurred as a result of which the Time of Sale Information or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Time of Sale Information or the Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during the Prospectus Delivery Period to amend or supplement the Time of Sale Information or the Prospectus or any Issuer Free Writing Prospectus or to file under the Exchange Act any document incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus in order to comply with law, to notify immediately the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus or Issuer Free Writing Prospectus which will correct such statement or omission or effect such compliance.
     (ii) If at any time prior to the Closing Date any event shall have occurred as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Time of Sale Information is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Time of Sale Information or to file under the Exchange Act any document incorporated by reference in the Time of Sale Information in order to comply with law, to notify immediately the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Time of Sale Information which will correct such statement or omission or effect such compliance.
     (iii) In case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the date hereof, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.
     (d) To file promptly with the Commission any amendment to the Registration Statement, the Time of Sale Information or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.
     (e) Prior to filing with the Commission (i) any amendment or supplement to the Registration Statement, the Time of Sale Information, the Prospectus or any document incorporated by reference in the Registration Statement or the Prospectus or (ii) any Issuer Free Writing Prospectus, in each case prior to the termination of the initial offering of the Securities, to furnish a copy thereof to the Representatives and counsel for the Underwriters and to obtain the consent of the Representatives to the filing which shall not be unreasonably withheld or delayed and which consent shall not be required if the Company shall conclude in good faith and upon advice of counsel that any such amendment or supplement must be filed at a time prior to obtaining such consent.

     (f) Prior to the termination of the offering of the Securities, to furnish to the Underwriters copies of any annual reports, semi-annual reports and current reports, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder or to the New York Stock Exchange; provided that the Company shall not be required to provide such documents that are publicly available in electronic form.
     (g) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or, other than in the United States and New York State, to file a general consent to service of process in any jurisdiction; provided, further, however, that the Representatives shall not request any such action under this Section 5(g) in connection with the initial offering of the Securities.
     (h) Except with respect to the Company’s U.S. commercial paper and Euro commercial paper programs, for a period of 90 days from the date hereof, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of) any debt securities issued or guaranteed by the Company or any of its subsidiaries (other than the Securities), without the prior written consent of the Representatives.
     (i) To make an application for listing and to use all reasonable endeavors to have the Securities listed on the New York Stock Exchange prior to the Closing Date and to maintain the same; provided, however, that, if it is impracticable or unduly burdensome to maintain such listing, or if the Company is unwilling to maintain such listing, the Company shall use all reasonable endeavors to procure and maintain as aforesaid a listing of or quotation for the Securities on such other stock exchange or exchanges as it may (with the approval of the Representatives (such approval not to be unreasonably withheld or delayed)), decide or failing such decision, as the Representatives may reasonably determine.
     (j) To apply the net proceeds from the sale of the Securities being sold by the Company as set forth in the Registration Statement, the Time of Sale Information and the Prospectus.
     (k) Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (l) To retain copies, pursuant to reasonable procedures developed in good faith, of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

          6. Expenses. Except as otherwise agreed by the parties hereto in writing, the Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection by the Company; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Base Prospectus, any Prospectus Supplement, any Issuer Free Writing Prospectus, the Time of Sale Information and the Prospectus and any amendments, exhibits and supplements thereto and any document incorporated by reference therein; (c) the costs of distributing to the Underwriters the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Base Prospectus, any Prospectus Supplement, any Issuer Free Writing Prospectus, the Time of Sale Information and the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing to the Underwriters the Indenture and this Agreement; (e) any applicable listing or other equivalent fees; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 5(g) (including related fees and expenses of counsel to the Underwriters); (g) any fees charged by securities rating services for rating the Securities; (h) all fees and expenses (including reasonable fees and disbursements of counsel) of the Trustee under the Indenture; (i) the fees and expenses incurred by the Company in connection with any “roadshow” presentations to investors, and (j) all other costs and expenses incident to the performance of the obligations of the Company under the Indenture and this Agreement.
          7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made, at the Time of Sale and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
     (a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and any request of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.
     (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Time of Sale Information or the Prospectus or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to made the statements therein not misleading and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (c) Weil, Gotshal & Manges, as U.S. and English counsel to the Company, shall have furnished to the Representatives one or more written opinions, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representatives, and substantially in the form set forth below:
     (i) The Company is duly incorporated and as a corporation in good standing under the laws of England and Wales.
     (ii) The Registration Statement was declared effective under the Securities Act and the Indenture was qualified under the Trust Indenture Act as of the date and time specified in such opinion, the Registration Statement was filed with the Commission on the date specified therein, each of the Preliminary Prospectus Supplement and the Final Prospectus Supplement were filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein and we are not aware of any stop order suspending the effectiveness of the Registration Statement and, to our knowledge, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and proceeding therefor or pursuant to Section 8A of the Securities Act has been initiated or overtly threatened by the Commission.
     (iii) The Registration Statement, the Preliminary Prospectus Supplement, the Final Prospectus Supplement and each Issuer Free Writing Prospectus included in the Time of Sale Information, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to the Closing Date (other than the financial statements and other financial data contained therein, as to which we express no opinion) complied as to form in all material respects with the requirements of the Securities Act; and the documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (other than the financial statements and related schedules therein, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act; and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act. We express no opinion in this paragraph as to that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee.
     (iv) The Company is not, and after giving effect to the offering and sale of the Securities, the Company will not be, required to register as an “investment company” as such term is defined in the Investment Company Act.
     (v) The statements contained in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Tax Considerations”, insofar as they purport to describe federal statutes, rules and regulations, fairly summarize the matters discussed therein in all material respects.

     (vi) The statements made in the Registration Statement, the Time of Sale Information and the Prospectus under the captions “Description of Notes” and “Description of Debt Securities”, insofar as they purport to constitute summaries of the terms of the Securities, fairly summarize the information called for with respect to the terms of the Securities in all material respects.
     (vii) This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; the Securities have been duly authorized by the Company, and, when duly executed, authenticated, issued and delivered as provided in the Indenture, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the Enforceability Exceptions.
     (viii) The execution and delivery of this Agreement and the Indenture by the Company and the compliance with its obligations hereunder and thereunder and the execution, authentication, issuance and delivery of the Securities (x) do not, and will not, conflict with or result in a breach of any of the current terms or provisions of any law of England or the State of New York or U.S. federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph) and (y) do not, and will not, result in any violations of the provisions of the Memorandum of Association or the Articles of Association of the Company, except in the case of clause (x) above for such conflicts or breaches which would not have a Material Adverse Effect; No consent, approval, waiver, license or authorization or other action by or filing with any New York or U.S. federal governmental authority is required in connection with the execution and delivery by the Company of this agreement and the Indenture, the consummation by the Company of the transactions contemplated hereby or thereby or the performance by the Company of its obligations thereunder and the execution, authentication, issunace and delivery of the Securities, except filings and other actions required pursuant to the Trust Indenture Act, the Securities Act and/or the Exchange Act, state securities or blue sky laws, as to which we express no opinion in this paragraph, and those already obtained.
     (ix) Under the laws of England and Wales currently in force and under current practice of the English courts, we know of no reason why the English courts would not accept, and give effect to, the choice of law provisions of the Indenture, the Securities and this Agreement.

     (x) Other than as described or set forth in the Registration Statement, the Time of Sale Information and the Prospectus as amended or supplemented and subject to the assumptions that there is no UK register with respect to the Securities and that the Securities do not carry interest at a rate which exceeds a reasonable commercial return on their nominal amount, no UK stamp or other issuance taxes or duties are payable by or on behalf of the Underwriters in connection with the issue of the Securities, the sale of the Securities to the Underwriters or the consummation of the other transactions contemplated hereunder.
     (xi) We express no other views on any other matters relating to United Kingdom taxation.
In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the laws of England and Wales.
Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that such counsel has participated in conferences with representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus and did not prepare or participate in the preparation of the documents incorporated by reference in the Registration Statement, the Time of Sale Information or Prospectus, no facts have come to such counsel’s attention which lead it to believe that (i) any part of the Registration Statement (including any document incorporated therein by reference), as of the applicable effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, (ii) the Time of Sale Information (including any document incorporated therein by reference), as of the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading or (iii) that the Prospectus (including any document incorporated by reference therein), as of its date and as of the date of such written statement, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel shall express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included or incorporated by reference in the Registration Statement, the Time of Sale Information or Prospectus or with respect to Exhibit 25.1 to the Registration Statement).

     (d) Graham Dransfield, Legal Director of the Company, shall have furnished the Representatives his written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:
     (i) To such counsel’s knowledge and other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject which are reasonably likely to have a Material Adverse Effect; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (ii) To such counsel’s knowledge, the execution and delivery of this Agreement and the Indenture by the Company and the performance of the terms and provisions hereof and thereof and the execution, authentication, issuance and delivery of the Securities do not, and will not, conflict with or result in a breach of any of the terms or provisions of (x) the organizational documents of the Company or any of its subsidiaries or (y) any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, or to which any of the properties or assets of the Company or any of its subsidiaries is subject, except in the case of clause (y) above for such conflicts or breaches which would not have a Material Adverse Effect; and the Company has obtained (such, if any, as are required) any authorizations, approvals, registrations, qualifications and consents from all governmental authorities in the United Kingdom which are necessary under the laws and regulations of the United Kingdom for the execution and delivery by the Company of this Agreement and the Indenture and the performance of the terms and provisions hereof and thereof and the execution, authentication, issuance and delivery of the Securities.
     (e) On the date of this Agreement and on the Closing Date, Ernst & Young shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

     (f) The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.
     (g) The Trustee shall have furnished to the Representatives an Officer’s Certificate, dated the Closing Date, stating that: (i) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a valid and legally binding obligation of the Trustee enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and to general principles of equity; (ii) the Trustee is a New York banking corporation duly organized and existing under the laws of the State of New York with full power and authority to execute, deliver and perform its obligations under the Indenture; (iii) the Securities issued on the date hereof have been duly authenticated by the Trustee in accordance with the terms of the Indenture; and (iv) the Form T-1 of the Trustee filed with respect to the Indenture complies as to form with the requirements of the Trust Indenture Act.
     (h) The Company shall have furnished to the Representatives a certificate, dated the Closing Date, signed by any two of its Chief Executive, its Finance Director or Legal Director stating that the representations, warranties and agreements of the Company in Section 1 are true and correct as of the Closing Date, as if made on the Closing Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Section 7 have been fulfilled.
     (i) No event or condition of a type included in Section 1(m) hereof shall have occurred or shall exist since the date of the latest interim financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, which event or condition is not set forth or contemplated in (or set forth or contemplated in a document incorporated by reference in) the Registration Statement, Time of Sale Information and Prospectus, the effect of which is, in the judgment of the Representatives, so material and adverse so as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.
     (j) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Securities or any debt securities issued or guaranteed by the Company by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any debt securities issued or guaranteed by the Company.
     (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the London Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission or the Financial Services Authority, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by the United Kingdom, U.S. federal or state authorities, (iii) the United States or the United Kingdom shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or the United Kingdom or there shall have been a declaration of a national emergency or war by the United States or the United Kingdom or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States or the United Kingdom shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of Securities on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.
     (l) The Company shall have filed (i) an application for listing the Securities with the New York Stock Exchange and (ii) a Form 8-A with the Commission in respect of such listing application.
          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
          8. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Underwriter, officer, employee or controlling person becomes subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the Time of Sale Information or, to the extent not included in the preceding items, any information that was included in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information which is required to be filed by the Company pursuant to Section 433(d) of the Securities Act or (ii) the omission or alleged omission to state therein, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made therein, in reliance upon and in conformity with the written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein and described in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.
     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such officer, employee, director or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information or (ii) the omission or alleged omission to state therein, any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein and described in Section 8(e), and shall reimburse the Company and any such officer, employee, director or controlling person for any legal or other expenses reasonably incurred by the Company or any such officer, employee, director or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such officer, employee, director or controlling person.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel approved by the indemnified party, such approval not to be unreasonably withheld; provided, however, that any indemnified party may employ separate counsel in any such claim or action of which the indemnifying party has assumed the defense and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such indemnified party except as provided below. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action and reasonable approval by the indemnified party of counsel, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8, if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in each relevant jurisdiction approved by the Representatives representing the indemnified parties who are party to such claim). No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof (collectively, “Losses”), (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against another party or parties under this Section 8(d), notify such party or parties from whom contribution may be sought, but the omission to so notify in writing such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise under this Section 8(d) except where such omission to so notify shall materially prejudice such party or parties from whom contribution may be sought.
     (e) The Underwriters severally confirm that the statements in the Prospectus which constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the

Registration Statement and the Prospectus are as set forth in the letter addressed to the Company and dated August •, 2006 and that such statements are correct.
          9. Defaulting Underwriters. If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Securities which the defaulting Underwriter agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Securities set opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total principal amount of securities set opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on the Closing Date if the total principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total principal amount of Securities to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Securities which it agreed to purchase on the Closing Date pursuant to the terms of Section 4. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Closing Date. If the remaining non-defaulting Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 9, purchases securities which a defaulting Underwriter agreed but failed to purchase.
          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information, the Prospectus or in any other document or arrangement.
          10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(i), 7(j) or 7(k) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.
          11. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason permitted under this Agreement, or (b) the Underwriters shall decline to purchase the Securities because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied or because of any termination pursuant to Section 10 hereof permitted under this Agreement, the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other reasonable out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representatives. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be under any liability to any defaulting Underwriter except as provided in Section 6 hereof. In no event will the Company be liable to any of the Underwriters for damages on account of loss of anticipated profits either for the purpose of this Section 11 of otherwise.
          12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to the Representatives, c/o Banc of America Securities LLC, 40 West 57th Street, New York, New York 10019, Attention: High Grade Debt Capital Markets Transaction Management, 27th Floor (Fax: 202-901-2881; Telephone: 646-313-8798) and J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: High Grade Syndicate Desk, 8th Floor (Fax: 212-270-1063; Telephone: 212-834-4533);
     (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Treasurer (Fax: 020-7259-5336);
provided, however, that any notice to an Underwriter pursuant to Section 8(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.
          13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of each Underwriter and the person or persons, if any, who control each Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
          14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          15. Definition of the Terms “business day” and “subsidiary". For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
          16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.
          17. Consent to Jurisdiction; Service of Process.
     (a) Each of the parties hereto consents to the jurisdiction of and venue in federal and state courts located in the Borough of Manhattan, City and State of New York, over any suit, action or proceeding with respect to this Agreement.
     (b) The Company hereby appoints CT Corporation, with an office at 111 Eighth Avenue, New York, New York, 10011 (the “Authorized Agent”), as its authorized agent upon whom process may be served in any such legal suit, action or proceeding. Such appointments shall be irrevocable. The Company further agrees that service of process upon the Authorized Agent and written notice of said service to the Company shall be deemed in every respect effective service of process upon the Company in any such legal suit, action or proceeding. Nothing herein shall affect the right of any Underwriter or any person controlling any Underwriter to service process in any other manner permitted by law. The provisions of this Section 17 are intended to be effective upon the execution of this Agreement without any further action by the Company and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.
          18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
          19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, HANSON PLC
By:
Name:
Title:

Accepted:
BANC OF AMERICA SECURITIES LLC

By	Authorized Representative
For itself and as Representative
of the several Underwriters named
in Schedule I hereto
J.P. MORGAN SECURITIES INC.

By	Authorized Representative
For itself and as Representative
of the several Underwriters named
in Schedule I hereto

Schedule I

Underwriters	Principal Amount
Banc of America Securities LLC		[ ]
J.P. Morgan Securities Inc		[ ]
Total	$	[ ]

Annex I
Time of Sale Information
Final Pricing Term Sheet containing the terms of the securities, substantially in the form of Annex II.

Annex II
Hanson PLC
Pricing Term Sheet

Issuer:
Size:	$___
Maturity:	_________ ___, 20___
Coupon:	___%
Price:	___% of face amount
Yield to maturity:	___%
[Spread to Benchmark Treasury:	___%]
[Benchmark Treasury:]	___]
[Benchmark Treasury [Price] and Yield:	___ ___%]
Interest Payment Dates:	___and ___, commencing ___, 2006
Redemption Provisions:
Make-whole call	At any time at a discount rate of Treasury plus ___basis points
Settlement:	T+5; _________ ___, 200___
[Ratings:	]
Underwriters:	Banc of America Securities LLC
J.P. Morgan Securities Inc.
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free at 1-800-294-1322 or calling J.P. Morgan Securities Inc. collect at 1-212-834-4533.